     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 1997
                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         _______________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________


                           RURAL CELLULAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            MINNESOTA                                  41-1693295
   (State or Other Jurisdiction                       (IRS Employer
of Incorporation or Organization)                   Identification No.)


                               3905 DAKOTA STREET
                                 P. O. BOX 2000
                        ALEXANDRIA, MINNESOTA  56308-2000
               (Address of principal executive offices) (Zip Code)

            RURAL CELLULAR CORPORATION EMPLOYEE STOCK PURCHASE  PLAN
                            (Full title of the plan)

                         RICHARD P. EKSTRAND, PRESIDENT
                               3905 DAKOTA STREET
                                 P. O. BOX 2000
                        ALEXANDRIA, MINNESOTA  56308-2000
                     (Name and address of agent for service)

                                 (320) 762-2000
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              DEANNE M. GRECO, ESQ.
                                 MOSS & BARNETT
                           A PROFESSIONAL ASSOCIATION
                               4800 NORWEST CENTER
                               90 SOUTH 7TH STREET
                             MINNEAPOLIS, MN  55402
                            TELEPHONE: (612) 347-0287

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                   PROPOSED          PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE     MAXIMUM OFFERING     AGGREGATE OFFERING       AMOUNT OF
         REGISTERED            REGISTERED     PRICE PER SHARE(1)         PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Class A Common Stock,
$.01 par value              250,000 shares           $8.875              $2,218,750             $672.35
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A Common Stock as reported by The Nasdaq National Market on May 23, 1997.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents and information, which have been, or will be, filed by the registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference, as of their respective dates:

               (a) The registrant's Annual Report to shareholders for the fiscal year ended December 31, 1996;

               (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and its Current Reports on Form 8-K dated December 23, 1996 and May 1, 1997;

               (c) The description of the registrant's Class A Common Stock, $.01 par value, contained in the registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Act"), on December 13, 1995 (SEC No. 0-27416), including any amendment or report filed for the purpose of updating such description.

          All reports and documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports or documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Unless prohibited in a corporation's articles of incorporation or bylaws, Minnesota Statutes Section 302A.521 requires indemnification of officers, directors, employees, or agents, under certain circumstances, against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees and disbursements) incurred by such persons in connection with a threatened or pending proceeding with respect to acts or omissions of such persons in their official capacity. The general effect of Section 302A.521 is to require the registrant to reimburse (or pay on behalf of) directors and officers of the registrant for any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the registrant, except where such persons have not acted in good faith.

          The registrant's Articles of Incorporation and Bylaws provide for such indemnification to the maximum extent permitted by Minnesota Statutes. The registrant has purchased insurance covering the liability of its directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

          The following exhibits are filed as a part of this registration statement:

Exhibit Number                          Description
--------------                          -----------
     4 Form of Stock Certificate (incorporated by reference to the registrant's Registration Statement on Form S-1 (SEC No. 33-80189) filed December 8, 1995)

     5              Opinion of Counsel

     23.1           Consent of Counsel (included in Exhibit 5)

     23.2           Consent of Independent Public Accountants

     24 Powers of attorney from Messrs. Ekstrand, Schultz, Eddy, Gilbert, Nicolai, Revering, Swenson, Wikstrom (included on signature page)

Item 9.   UNDERTAKINGS

        A.   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on June 2, 1997.

                                   RURAL CELLULAR CORPORATION



                                   By   /s/ Richard P. Ekstrand
                                        --------------------------------
                                        Richard P. Ekstrand, President

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall and Deanne M. Greco, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration statement for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


            NAME                                          TITLE                              DATE

/s/ Richard P. Ekstrand
---------------------------------         Chief executive officer and director           June 2, 1997
Richard P. Ekstrand                           (principal executive officer)

/s/ Wesley E. Schultz                      Chief financial officer (principal            June 2, 1997
---------------------------------                  financial officer)
Wesley E. Schultz

/s/ Robert K. Eddy                                      Director                         June 2, 1997
---------------------------------
Robert K. Eddy

/s/ Jeffrey S. Gilbert                                  Director                         June 2, 1997
---------------------------------
Jeffrey S. Gilbert

/s/ Marvin C. Nicolai                                   Director                         June 2, 1997
---------------------------------
Marvin C. Nicolai

/s/ George M. Revering                                  Director                         June 2, 1997
---------------------------------
George M. Revering

/s/ Don Swenson                                         Director                         June 2, 1997
---------------------------------
Don Swenson

/s/ George Wikstrom Jr.                                 Director                         June 2, 1997
---------------------------------
George Wikstrom Jr.

                                    FORM S-8
                                  EXHIBIT INDEX

                                                                            PAGE
EXHIBIT NO.                DESCRIPTION OF EXHIBIT                            NO.
-----------    --------------------------------------------------------     ----

    4 Form of Stock Certificate (incorporated by reference to the registrant's Registration Statement on Form S-1 (SEC No. 33-80189) filed December 8, 1995)

    5          Opinion of Counsel..........................................   8

  23.1         Consent of Counsel (included in Exhibit 5)

  23.2         Consent of Independent Public Accountants...................   10

   24 Powers of Attorney from Messrs. Ekstrand, Schultz, Eddy, Gilbert, Nicolai, Revering, Swenson, Wikstrom (included on
               signature page..............................................   6